CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 22, 2014 and August 26, 2014, relating to the financial statements and financial highlights which appear in the June 30, 2014 Annual Reports to Shareholders of JPMorgan Disciplined Equity Fund, JPMorgan Diversified Fund, JPMorgan Dynamic Growth Fund, JPMorgan Equity Focus Fund, JPMorgan Equity Income Fund, JPMorgan Equity Index Fund, JPMorgan Growth and Income Fund, JPMorgan Growth Advantage Fund, JPMorgan Hedged Equity Fund, JPMorgan Intrepid America Fund, JPMorgan Intrepid Growth Fund, JPMorgan Intrepid Value Fund, JPMorgan Large Cap Growth Fund, JPMorgan Large Cap Value Fund, JPMorgan U.S. Dynamic Plus Fund, JPMorgan Market Expansion Enhanced Index Fund, JPMorgan Mid Cap Equity Fund, JPMorgan Mid Cap Growth Fund, JPMorgan Mid Cap Value Fund, JPMorgan Small Cap Equity Fund, JPMorgan Small Cap Growth Fund, JPMorgan Small Cap Value Fund, JPMorgan U.S. Equity Fund, JPMorgan U.S. Large Cap Core Plus Fund, JPMorgan U.S. Research Equity Plus Fund, JPMorgan U.S. Small Company Fund, JPMorgan Value Advantage Fund, JPMorgan Dynamic Small Cap Growth Fund, JPMorgan Intrepid Advantage Fund, JPMorgan Intrepid Mid Cap Fund, JPMorgan Multi-Cap Market Neutral Fund and JPMorgan Small Cap Core Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 28, 2014